EXHIBIT 10.34

                       Amendment to IEC Electronics Corp.
                           Savings and Security Plan



                     EMPLOYER'S RESOLUTION OF PLAN AMENDMENT

     The undersigned hereby certifies that the following resolutions have not been modified or rescinded as of the date hereof:

     WHEREAS, the Employer did establish a defined contribution plan for its employees known as the IEC Electronics Corporation Savings & Security Plan (the "Plan"), Taxpayer ID# 13-3458455, Plan Number 001, effective October 1, 1985 and,

     WHEREAS, after appropriate discussion and due consideration, the Employer has decided to amend the Plan effective April 1, 2002, as follows:

     Plan Participants, including those who are employed or who have previously separated from service with the Employer, are no longer required to furnish spousal consent to the Administrator, as a condition for receiving payment under the Plan. Payment under the Plan includes loans, in-service withdrawals before and after age 59 1/2 as well as distribution payments to terminated Participants. In addition, the annuity payment option and under the Plan is hereby removed with this amendment. Lump Sum and installment payment options are allowed.

     Eligibility will be limited to employees at least 21 years of age.

     Participants may enroll in the plan the first of the following quarter upon completion of six (6) months of service. Participants who do not enroll and have not signed an acknowledgement to refuse enrollment, will automatically be enrolled at a deferral percentage of 1%.

     Participants shall have a vested percentage in his or her matching 401(k) contributions using a graded vesting schedule of 20% per completed year of service to reach 100% after 5 years.

     Effective April 1, 2002 deferral percentages and contributions may only be changed on a quarterly basis, effective the first payroll period of each quarter.

     FURTHER RESOLVED, that the proper officers of the Employer are hereby authorized and directed in the name of and on behalf of the Corporation, to execute and deliver such amendment, and to execute any documents which may be otherwise deemed necessary and proper in order to implement the foregoing resolutions.

Date:
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                                                        Employer's Signature


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